SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported:  May 15, 2008
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 15, 2008, QLT Inc. (“QLT” or the “Company”) reported that the Company has entered into a sale and purchase agreement to sell the land and building comprising its corporate headquarters and an adjacent undeveloped parcel of land in Vancouver, British Columbia. Concurrent with the closing of the transaction, QLT intends to enter into a five year lease of space in the building to continue its operations.
     The sale and purchase agreement has been approved by the QLT board of directors. The transaction is subject to a number of closing conditions including: the completion of satisfactory physical, economic and environmental due diligence on the properties, receipt of title opinions, agreement on the form of lease with respect to QLT’s tenancy, and the purchaser having obtained acceptable financing. Provided the closing conditions are removed within the time period provided under the sale and purchase agreement, closing of the transaction is expected to occur by mid-August. Due to the conditional nature of the agreement, there can be no assurance that the transaction will close as contemplated.
     The full text of the press release announcing the agreement, including the forward-looking statement therein, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
     d)     Exhibits

Number	Description
99.1	Press Release dated May 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Vice President and Chief Financial Officer

Dated:  May 16, 2008